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                                                               Exhibit (h)(2)(a)


                                   SCHEDULE A
                          AS AMENDED______________,2001

                        TO THE FUND ACCOUNTING AGREEMENT
                                     BETWEEN
                              THE KENSINGTON FUNDS
                                       AND
                         BISYS FUND SERVICES OHIO, INC.



NAME OF FUND
------------

Kensington Strategic Realty Fund
Kensington Select Income Fund